041 Putnam Global Income Trust, April 30, 2013, semi annual
Report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1

Class A					3,474
Class B		  		 	  124
Class C		    		  	  432
Class M		     	  	          195

72DD2

Class R		     	   	           73
Class R5			            0
Class R6				   13
Class Y		    		  	1,033

73A1

Class A				        0.192
Class B				        0.144
Class C	      		                0.144
Class M	      		                0.176

73A2

Class R		 		        0.178
Class R5				0.209
Class R6				0.214
Class Y				        0.207

74U1

Class A			    	       18,095
Class B				  	  836
Class C					2,867
Class M					1,062

74U2

Class R				  	  456
Class R5				    1
Class R6				  357
Class Y					4,670

74V1

Class A					12.96
Class B					12.90
Class C					12.91
Class M					12.84

74V2

Class R					12.94
Class R5				12.96
Class R6				12.96
Class Y					12.96

60

The fund is currently operating as a diversified fund. In the future, the fund may operate as a nondiversified fund to the extent permitted by applicable law. Under current law, shareholder approval would be required before the fund could operate as a nondiversified fund.

61

Additional Information About Minimum Required Investment

Shareholders can open a fund account with as little as $500 and make subsequent investments in any amount. The minimum investment is waived if you make regular investments weekly, semi-monthly, or monthly through automatic deductions through your bank checking or savings account. Currently, Putnam is waiving the minimum, but reserves the right to reject initial investments under the minimum.

85B

Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.